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                                                                   EXHIBIT 10.10

                              EMPLOYMENT AGREEMENT

      EMPLOYMENT AGREEMENT (the "Agreement"), dated as of April 22, 1997 between John P. Cashman, an individual with a residence address of 83 Ailesbury Road, Dublin 4 Ireland (the "Employee") and AMTROL Management International Inc., a Rhode Island corporation with a principal place of business at 1400 Division Road, West Warwick, Rhode Island 02893 (the "Company").

      WHEREAS, the Company desires to assure itself of the benefit of the Employee's services and experience for a period of time in order to fulfill its obligations under that certain Executive Management Agreement of even date by and between AMTROL Inc. ("AMTROL") and the Company (the "Management Agreement"), and the Employee is willing to enter into an agreement to that end upon the terms and conditions herein set forth.

      NOW, THEREFORE, in consideration of the premises and covenants herein contained, the parties hereto agree as follows:

      1. TERM OF AGREEMENT. Subject to the terms and conditions hereof, the term of this Agreement shall commence on the date hereof and, subject to earlier termination by the Employee or the Company as hereinafter provided, shall continue for a period of two (2) years beginning on the first day of each month after the date hereof. Such term of employment is hereinafter referred to as the "Employment Period."

      2. SERVICES TO BE RENDERED.

            (a) During the Employment Period, the Employee shall serve the Company as its Chairman, President and Chief Executive Officer and consistent with the Company's obligations under the Management Agreement, shall serve as the Chairman, President and Chief Executive Officer of AMTROL.

            (b) The Employee agrees that he will, during the Employment Period, devote substantially all of his business time and attention and his full ability to the business of the Company and the fulfillment of the Company's obligations to AMTROL under the Management


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Agreement as the Chairman, President and Chief Executive Officer of the Company
and AMTROL and shall well and faithfully serve the Company and AMTROL and its subsidiaries and shall exercise the powers and authorities and fulfill the responsibilities hereby conferred upon him honestly, diligently, in good faith and in the best interest of the Company and AMTROL and its subsidiaries and use his best efforts to promote their interests. The Employee may, however, serve as an outside director of any other corporation provided Employee obtains the prior written consent of the Company and the Board of Directors of AMTROL, which shall not be unreasonably withheld.

      3. COMPENSATION.

            (a) In full payment for services rendered to the Company under this Agreement, the Company shall pay the Employee a salary of $440,000 per year during the first year of the Employment Period ("Base Salary"), payable in equal monthly installments. The Compensation Committee of the Board of Directors of the Company or in the absence of a Compensation Committee, the full Board of Directors of the Company shall determine the salary to be paid to the Employee during subsequent years of the Employment Period.

            (b) In addition to the compensation otherwise provided for in this
Section 3, during the Employment Period, the Employee also shall be entitled to:
(i) participate in the Company's and AMTROL's stock option plans, in accordance with the terms thereof, as from time to time may be in effect; (ii) by resolution of the Compensation Committee, participate in the Company's and AMTROL's incentive compensation plans, in accordance with the terms thereof, as from time to time may be in effect; (iii) participate in the Company's and AMTROL's retirement plans, in accordance with the terms thereof, as from time to time may be in effect or in some similar plan at the same or less cost to the Company; and (iv) participate in such group life, disability, accident, hospital and medical insurance plans ("Welfare Plans") in accordance with the terms thereof, as from time to time may be in effect; provided, that any such participation is generally appropriate to Employee's responsibilities hereunder; and provided, further, that benefits and terms of participation under the Welfare Plans may be changed by the Company from time to time in its sole discretion. To the extent stock options are to be granted in


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accordance with a Company or AMTROL stock option plan for the Company fiscal year ending within the year Employee's employment with the Company terminates, Employee shall be entitled to such options in accordance with the plan's terms.

            (c) The Employee shall be entitled, during the Employment Period, to vacations and fringe benefits consistent with the policies and practices of the Company, which shall be the same as the policies and practices of AMTROL.

            (d) The Company shall provide the Employee, during the Employment Period, with the use of a Company-owned or leased automobile, and will pay all taxes and insurance on said vehicle, or will pay an allowance, grossed-up for any income tax on a formula consistent with the R.P. Scherer Corporation plan.

      4. DISABILITY, DEATH AND TERMINATION.

            (a) In the event of the Employee's inability to perform the principal duties of his job at the Company due to physical or mental condition, as determined by a physician ("Permanent Incapacitating Disability") for any consecutive period of at least six (6) months with or without accommodation, the Company may, at its election, terminate the Employee's employment hereunder. The date of Permanent Incapacitating Disability shall be on the last day of such period. In the event of any such termination, the Company shall be obligated (i) for compensation earned by the Employee hereunder, but not yet paid, prior to such termination, and (ii) to pay the Employee each month, for twenty-four (24) consecutive months, an amount equal to the monthly Termination Benefit (the "Disability Benefit"); provided, however, that the amount of the Disability Benefit shall be reduced by any amounts received by the Employee in respect of the Employee's disability from any employee benefit or disability plans maintained by the Company (including any plans maintained by AMTROL in which the Employee participates as an Employee of the Company or, pursuant to the Management Agreement, as an officer of AMTROL).

            (b) Except as provided in this Section 4(b), the obligations of the Company under this Agreement shall terminate upon the death of the Employee. In the event of the Employee's death during the term of this Agreement, the Company shall be obligated (i) for


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compensation earned by the Employee hereunder, but not yet paid, prior to the
Employee's death, and (ii) to pay the Employee's estate each month, for twenty-four (24) consecutive months, an amount equal to the monthly Termination Benefit (the "Death Benefit"); provided, however, that the amount of the Death Benefit shall be reduced by any amounts payable to the Employee's estate or heirs in respect of the Employee's death from any insurance or plan maintained by the Company which provides a death benefit to the Employee (including any such insurance or plans maintained by AMTROL in which the Employee participates as an Employee of the Company or, pursuant to the Management Agreement, as an officer of AMTROL).

            (c) The Employee may terminate this Agreement at any time by providing written notice to the Company. In the event that (i) the Employee voluntarily terminates employment with the Company without Good Reason, or (ii) the Company terminates the Employee's employment for Cause, the Company's obligations hereunder shall terminate and no further payments of any kind (other than in respect of compensation earned by the Employee as determined hereunder prior to such termination) shall thereafter be made by the Company to the Employee hereunder.


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      "Cause" as used within this Agreement means:

            (i) any act or acts of the Employee constituting a felony (or its equivalent) under the laws of the United States, any state thereof or any foreign jurisdiction;

            (ii) any material breach by the Employee of any employment agreement with the Company or the policies of the Company or AMTROL or any of its subsidiaries or the willful and persistent (after written notice to the Employee) failure or refusal of the Employee to perform his duties of employment or comply with any lawful directives of the Board of Directors of the Company;

            (iii) a course of conduct amounting to gross neglect, willful misconduct or dishonesty; or

            (iv) any misappropriation of material property of the Company by the Employee or any misappropriation of a corporate or business opportunity of the Company or its affiliates by the Employee.

            "Good Reason" as used within this Agreement means:

            (i) any material reduction by the Company of such Employee's duties, responsibilities or titles;

            (ii) any involuntary removal of such Employee from any position previously held (except in connection with a promotion or a termination for Cause, death or disability, or the voluntary termination by the Employee other than for Good Reason);

            (iii) within six months after a Change in Control; or

            (iv) such other reasons (including non-employment-related reasons) as may be approved by the Company, in its sole discretion, from time to time.

            provided, however, that a Good Reason shall not be deemed to have occurred under clause (i) or (ii) unless the Employee notifies the Company that he believes one of such events has occurred within 60 days after he has knowledge of it and if it has, the Company shall not have cured it within 60 days of receipt of such notice.

            (d) The Company may terminate Employee's employment at any time without Cause by providing written notice to the Employee. If the Company terminates the Employee's employment without Cause or if the Employee voluntarily terminates employment with the Company for Good Reason, the Company shall:

                  (1) pay the Employee a monthly amount, for twenty-four (24)
            consecutive months after termination, equal to one twelfth of the Employee's


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            annual average salary as computed by the Company for the prior twenty-four (24) consecutive months, or if the Employee has not been employed for twenty-four (24) consecutive months, for the number of consecutive months employed, preceding the date of termination (the "Termination Benefit") until the Termination Benefit is paid in full;

                  (2) pay, on the date otherwise due and payable, the pro-rata portion of any bonus or incentive compensation otherwise payable to the Employee without regard to his termination with respect to the fiscal period in which such termination occurs; and

                  (3) provide Employee with benefits in accordance with Section
            3(b) (iv) and Section 3(d) for a period of twenty-four (24) consecutive months after termination.

      5. CONFIDENTIALITY. For purposes of this Agreement, "proprietary information" shall mean any information relating to the business of the Company or AMTROL or any of its subsidiaries that has not previously been publicly released by duly authorized representatives of the Company or AMTROL and shall include (but shall not be limited to) AMTROL information encompassed in all research, product development, designs, plans, formulations and formulating techniques, proposals, marketing and sales plans, financial information, costs, pricing information, strategic business plans, customer information, and all methods, concepts, or ideas in or reasonably related to the business of AMTROL.

      The Employee agrees to regard and preserve as confidential all proprietary information pertaining to AMTROL's business that has been or may be obtained by the Employee in the course of his employment with the Company or its provision of services under the Management Agreement, whether he has such information in his memory or in writing or other physical form. The Employee will not, without prior written authority from the Company to do so, use for his benefit or purposes, or disclose to any other person, firm, partnership, corporation or other entity, either during the term of his employment hereunder or thereafter, any proprietary information connected with the business or developments of the Company or AMTROL, except as required in connection with the performance by the Employee of his duties and responsibilities as an employee of the Company. This provision shall not apply after the proprietary information has been voluntarily disclosed to the public, independently developed and disclosed by others, or otherwise enters the public domain through lawful means.


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      6. REMOVAL OF DOCUMENTS OR OBJECTS. The Employee agrees not to remove from the premises of the Company or AMTROL, except as an employee of the Company in pursuit of the business of the Company or AMTROL or any of its subsidiaries, or except as specifically permitted in writing by the Company, any document (regardless of the medium on which it is recorded), object, computer program, computer source code, object code or data (the "Documents") containing or reflecting any proprietary information of the Company or AMTROL. The Employee recognizes that all such Documents, whether developed by him or by someone else, are the exclusive property of the Company or AMTROL, as the case may be.

      7. NON-COMPETITION. The Employee agrees that during the Employment Period and for a period of two (2) years after such Employment Period terminates or is terminated, he will not in any way, directly or indirectly, manage, operate, control, solicit officers or employees of AMTROL, accept employment, a directorship or a consulting position with or otherwise advise or assist or be connected with or own or have any other interest in or right with respect to (other than through ownership of not more than one percent (1%) of the outstanding shares of a corporation's stock which is listed on a national securities exchange) any enterprise which competes or shall compete with AMTROL, by engaging in or otherwise carrying on the research, development, manufacture or sale of any product of any type developed, manufactured or sold by AMTROL or any subsidiary thereof, whether now or hereafter (to the extent that any such product is under consideration by the Board of Directors of AMTROL at the time the Employee's employment terminates or is terminated).

      8. CORPORATE OPPORTUNITIES. The Employee agrees that during the Employment Period he will not take any action which might divert from AMTROL or any subsidiary of AMTROL any opportunity which would be within the scope of any of the present or future businesses of AMTROL or any of its subsidiaries (which future businesses are then under consideration by the Board of Directors of AMTROL), the loss of which has or would have had, in the reasonable judgment of the Board of Directors of AMTROL, an adverse effect upon AMTROL, unless the Board of Directors of AMTROL has given prior written approval.


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      9. RELIEF. It is understood and agreed by and between the parties hereto that the service to be rendered by the Employee hereunder, and the rights and privileges granted to the Company by the Employee hereunder, are of a special, unique, extraordinary and intellectual character, which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in any action at law, and that a breach by the Employee of any of the provisions contained in this Agreement will cause the Company great irreparable injury and damage.

      The Employee hereby expressly agrees that the Company shall be entitled to the remedies of injunction, specific performance and other equitable relief to prevent a breach of this Agreement by the Employee. The Employee further expressly agrees that in the event the Employee breaches the non-competition provisions of Section 7 of this Agreement or the confidentiality provisions of
Section 5 of this Agreement, the balance of any payments due under this Agreement shall be forfeited by the Employee. The provisions of this Section 9 shall not, however, be construed as a waiver of any of the rights which the Company may have for damages or otherwise.

      10. WARRANTY. The Employee hereby warrants that he is free to enter into this Agreement and to render his services pursuant hereto.

      11. NON-ASSIGNABILITY. Except as otherwise provided herein, this Agreement may not be assigned by either the Company or the Employee, except that Employee may assign his rights to receive compensation or other payments hereunder to a financial institution as collateral for a loan incurred to purchase stock of AMTROL or AMTROL Holdings, Inc..

      12. MERGER OR CONSOLIDATION. In the event of a "Change of Control" (as such term is defined in the Indenture dated as of November 1, 1996 between AMTROL Acquisition, Inc. and the Bank of New York, as Trustee, as amended by the First Supplemental Indenture date November 13, 1996), this Agreement may be assigned and transferred to such successor in interest as an asset of the Company upon such assignee assuming the Company's obligations hereunder, in which event the Employee agrees to continue to perform his duties and obligations


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according to the terms and conditions hereof for such assignee or transferee of this Agreement subject to Employee's right to terminate for Good Reason in accordance with Section 4(c)(iii).

      13. WITHHOLDING. The Company shall have the right to withhold the amount of taxes, which in the determination of the Company, are required to be withheld under law with respect to any amount due or paid under this Agreement.

      14. NOTICES. All notices and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid:

            (a)   If to the Company,

                  AMTROL Management International Inc.
                  1400 Division Road
                  West Warwick, Rhode Island 02893
                  Attention:  President

                  With a copy to:

                  Hinckley, Allen & Snyder
                  1500 Fleet Center
                  Providence, Rhode Island 02903
                  Attention:  Margaret D. Farrell, Esq.

            (b) If to the Employee, to him at such address as set forth on the title page hereof or as he shall otherwise have specified by notice in writing to the Company.

      15. GOVERNMENTAL REGULATION. Nothing contained in this Agreement shall be construed so as to require the commission of any act contrary to law and wherever there is any conflict between any provision of this Agreement and any statute, law, ordinance, order or regulation, the latter shall prevail, but in such event any such provision of this Agreement shall be curtailed and limited only to the extent necessary to bring it within the legal requirements.

      16. GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of Rhode Island. Any suit, action or proceeding against the Employee with respect to this Agreement, or any judgment entered by any


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court in respect of any thereof, may be brought in any court of competent jurisdiction in the State of Rhode Island and the Employee hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. The Employee hereby irrevocably waives any objections which he may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of Rhode Island and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum. No suit, action or proceeding against the Company with respect to this Agreement may be brought in any court, domestic or foreign, or before any similar domestic or foreign authority other than in a court of competent jurisdiction in the State of Rhode Island, and the Employee hereby irrevocably waives any right which he may otherwise have had to bring such an action in any other court, domestic or foreign, or before any similar domestic or foreign authority. The Company hereby submits to the jurisdiction of such courts for the purpose of any such suit, action or proceeding. The Employee irrevocably waives his right to trial by jury with regard to any suit, action, or proceeding with respect to this Agreement; provided, however, that if such waiver of the right to jury trial shall be held unenforceable, the invalidity or unenforceability of this provision shall not impair the validity or enforceability of any other provision of this Agreement.

      17. ENTIRE AGREEMENT. This Agreement sets forth the entire understanding of the parties in respect of the subject matter contained herein and supersedes all prior agreements, arrangements and understandings relating to the subject matter, but specifically excluding that certain Management Stockholder's Agreement by and between AMTROL Holdings, Inc. and the Employee dated November 13, 1996.

      18. AMENDMENT. This Agreement may not be modified or amended or any term or provision waived or discharged except in writing, signed by both parties hereto or their duly authorized representatives.


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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Employee:                                 Company:

                                          AMTROL MANAGEMENT
----------------------------------        INTERNATIONAL INC.


                                          By:   DAVID P. SPALDING
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                                          Title:      DIRECTOR
                                                 ---------------------------


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